UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   May 17, 2018

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1- 35322	45-1836028
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  855-979-2012

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Incentive Plan Amendment

At the Annual Meeting, the Company’s stockholders approved an amendment to the WPX Energy, Inc. 2013 Incentive Plan (the “Incentive Plan”).  The amendment authorized an additional 7,400,000 shares for issuance under the Incentive Plan such that a total of 11,791,285 shares are available for issuance (the 11,791,285 shares represent 4,391,285 shares remaining as of March 5, 2018, plus 7,400,000 new shares), and 19,397,209 shares are subject to the Incentive Plan (the 19,397,209 shares represent the 11,791,285 shares available for issuance plus the 7,605,924 shares subject to awards already issued but subject to forfeiture; per the terms of the Incentive Plan, any shares subject to awards that are forfeited, terminated or settled in cash shall again be available for grant). The amendment did not make any other changes to the Incentive Plan.  The Incentive Plan provides for awards to employees, officers, and non-management directors of the Company and its affiliates.  The Incentive Plan permits the granting of stock options (including incentive stock options, or ISOs), restricted stock units, performance units, performance shares, stock appreciation rights, and other stock-based awards valued in whole or in part by reference to or otherwise based on the Company’s common stock or other securities.

The foregoing description of the amendment to the Incentive Plan is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Employee Stock Purchase Plan Amendments

At the Annual Meeting, the Company’s stockholders approved an amendment to the WPX Energy, Inc. 2011 Employee Stock Purchase Plan (the “ESPP”).  The amendment authorized an additional 750,000 shares for issuance under the ESPP such that a total of 913,614 shares are available for issuance (the 913,614 shares represent 163,614 shares remaining as of March 5, 2018, plus 750,000 new shares).  The amendment also eliminated the current December 11, 2021 termination date for the ESPP.  The ESPP allows eligible employees to purchase the Company’s common stock at a discount from the market value of the shares.

The foregoing description of the amendments to the ESPP are qualified by reference to the actual text of the ESPP, as amended, which is filed as Exhibit 4.2 to this Current Report on Form 8-K.

Item 5.07              Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of the Company held on May 17, 2018, the following actions took place.

1.                                     Election of Directors.  The Company’s stockholders reelected Mss. Lubel and Williams Messrs. Carrig, Herdman, Kindick, Kurz, Lentz, Lowrie, Muncrief and Work as directors of the Company for a one-year term based on the following votes.

Nominee	For	Against	Abstain	Broker Non-Votes
John A. Carrig	345,430,228	1,755,010	103,321	28,279,513
Robert K. Herdman	345,424,488	1,757,187	106,884	28,279,513
Kelt Kindick	345,445,626	1,738,922	104,011	28,279,513
Karl F. Kurz	345,069,555	2,110,253	108,751	28,279,513
Henry E. Lentz	345,210,060	1,975,354	103,145	28,279,513
William G. Lowrie	344,971,952	2,209,988	106,619	28,279,513
Kimberly S. Lubel	345,123,073	2,065,154	100,332	28,279,513
Richard E. Muncrief	341,551,663	5,634,595	102,301	28,279,513
Valerie Williams	346,464,436	701,812	122,311	28,279,513
David F. Work	345,317,421	1,864,331	106,807	28,279,513

2.                                     Say on Pay.  The Company’s stockholders approved, on a non-binding advisory basis, the Company’s executive compensation based on the following votes.

For	Against	Abstain	Broker Non-Votes
336,923,354	10,096,262	268,943	28,279,513

3.                                     Amendment to the Incentive Plan.  The Company’s stockholders approved an amendment to the Incentive Plan to increase the number of authorized shares based on the following votes.

For	Against	Abstain	Broker Non-Votes
337,341,260	9,719,825	227,474	28,279,513

4.                                     Amendments to the ESPP.  The Company’s stockholders approved amendments to the ESPP to increase the number of authorized shares based on the following votes.

For	Against	Abstain	Broker Non-Votes
343,764,743	3,316,941	206,875	28,279,513

5.                                     Ratification of Appointment of Auditors.  The Company’s stockholders approved the ratification of the appointment of Ernst & Young LLP as the independent public accounting firm for the Company for the year ending December 31, 2018, based on the following votes.

For	Against	Abstain	Broker Non-Votes
372,099,967	2,906,242	561,863	0

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
4.1

Amendment No. 3 to the WPX Energy, Inc. 2013 Incentive Plan (incorporated by reference to Appendix A to WPX Energy, Inc.’s definitive proxy statement on Schedule 14A (File No. 001-35322) filed with the SEC on March 29, 2018).

4.2

WPX Energy, Inc. 2011 Employee Stock Purchase Plan (incorporated by reference to Appendix B to WPX Energy, Inc.’s definitive proxy statement on Schedule 14A (File No. 001-35322) filed with the SEC on March 29, 2018).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WPX Energy, Inc.

Date:	May 22, 2018	By:	/s/ Stephen E. Brilz
		Name:	Stephen E. Brilz
		Title:	Vice President and Corporate Secretary